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                                                                    Exhibit 10.7

                      BRADLEY OPERATING LIMITED PARTNERSHIP

                FORM OF AMENDMENT TO THE SECOND RESTATED AGREEMENT
                             OF LIMITED PARTNERSHIP

         This Amendment to the Second Restated Agreement of Limited Partnership of Bradley Operating Limited Partnership, dated March [__], 2002 (this "AMENDMENT") amends the Second Restated Agreement of Limited Partnership of Bradley Operating Limited Partnership, dated September 2, 1997, as amended, by and among Heritage-Austen Acquisition, Inc. (f/k/a Bradley Real Estate, Inc., the "GENERAL PARTNER") and those Limited Partners whose names appear on the signature pages thereto (the "PARTNERSHIP AGREEMENT"). Capitalized terms not otherwise defined in this Amendment shall have the meanings given to such terms in the Partnership Agreement.

         WHEREAS, pursuant to Section 17.1 of the Partnership Agreement, the General Partner, without the consent of the Limited Partners, may amend the Partnership Agreement by executing a written instrument setting forth the terms of such amendment;

         WHEREAS, the General Partner deems it advisable to amend the Partnership Agreement; and

         WHEREAS, the General Partner has determined that for all purposes under the Partnership Agreement, the amendment to the Partnership Agreement set forth below does not materially and adversely affect the powers, special rights, preferences, privileges or voting power of the Series B Preferred Units or the Series C Preferred Units nor does such amendment alter or change the distribution rights of any Limited Partner under Article 8 of the Partnership Agreement or the redemption rights of any Limited Partner under Section 3.2 of the Partnership Agreement;

         NOW THEREFORE, based on the foregoing, the Partnership Agreement is hereby amended as follows:

         1. ISSUANCE OF UNITS. Section 3.1(F) of the Partnership Agreement is hereby amended by inserting at the end of the second paragraph of such subsection (F) the following new sentence:

                  "Notwithstanding the provisions of the first paragraph of this subsection (F) or any other provision of this Agreement to the contrary, nothing in this Agreement shall require that Heritage or the General Partner contribute to the Partnership the Net Proceeds from the issuance of New Securities, whether such securities are issued by Heritage or the General Partner, and Heritage or the General Partner shall be permitted to retain and/or use such Net Proceeds as determined by Heritage or the General Partner in its sole discretion, in all cases, unless, at the time of such issuance of New Securities, any distribution required to be paid to the Limited Partners under this Agreement shall be due and not paid in full, in

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                  which case, Heritage or the General Partner shall contribute to the Partnership an amount of Net Proceeds sufficient to pay such distribution."

         2. SEVERABILITY. In the event that a court of competent jurisdiction determines that this Amendment materially and adversely affects the powers, special rights, preferences, privileges or voting power of the Series B Preferred Units or the Series C Preferred Units or alters or changes the distribution or redemption rights of any Limited Partner under the Partnership Agreement, this Amendment shall be deemed modified to the extent necessary so that this Amendment does not materially and adversely affect the powers, special rights, preferences, privileges or voting power of the Series B Preferred Units or the Series C Preferred Units or alter or change the distribution or redemption rights of any Limited Partner under the Partnership Agreement.

         3. NO OTHER AMENDMENTS. Except as provided herein, all other terms of the Partnership Agreement shall remain in full force and effect.





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         IN WITNESS WHEREOF, this Amendment has been executed as of the date first above written.


                                            HERITAGE-AUSTEN ACQUISITION, INC.



                                            By:
                                               ------------------------------
                                                 Name:  Thomas C. Prendergast
                                                 Title:  President and Chief
                                                         Executive Officer



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